                                                                  Exhibit 4.13


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                 FORM OF CAPITAL SECURITIES GUARANTEE AGREEMENT


                              K N Capital Trust II


                           Dated as of _____ __, ____


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                                TABLE OF CONTENTS

                                                                             Page(s)
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                                    ARTICLE I

                         DEFINITIONS AND INTERPRETATION
      Section 1.1       Definitions and Interpretation.....................    2

                                  ARTICLE II

                              TRUST INDENTURE ACT

      Section 2.1       Trust Indenture Act; Application...................    4
      Section 2.2       List of Holders....................................    5
      Section 2.3       Reports by the Guarantee Trustee...................    5
      Section 2.4       Periodic Reports to Guarantee Trustee..............    5
      Section 2.5       Evidence of Compliance with Conditions Precedent...    5
      Section 2.6       Events of Default; Waiver..........................    6
      Section 2.7       Event of Default; Notice...........................    6
      Section 2.8       Conflicting Interests..............................    6

                                  ARTICLE III

                POWERS, DUTIES AND RIGHTS OF GUARANTEE TRUSTEE

      Section 3.1       Powers and Duties of the Guarantee Trustee.........    6
      Section 3.2       Certain Rights of Guarantee Trustee................    8
      Section 3.3       Not Responsible for Recitals or Issuance of Capital
                              Securities Guarantee.........................   10

                                   ARTICLE IV

                                GUARANTEE TRUSTEE

      Section 4.1       Capital Guarantee: Eligibility.....................   10
      Section 4.2       Appointment, Removal and Resignation of Guarantee
                              Trustee......................................   11

                                   ARTICLE V

                        DEFINITIONS AND INTERPRETATION

      Section 5.1       Guarantee..........................................   11
      Section 5.2       Subordination......................................   12

                                                                             Page(s)
                                                                             -------
      Section 5.3       Waiver of Notice and Demand........................   12
      Section 5.4       Obligations Not Affected...........................   12
      Section 5.5       Rights of Holders..................................   13
      Section 5.6       Guarantee of Payment...............................   13
      Section 5.7       Subrogation........................................   13
      Section 5.8       Independent Obligations............................   13

                                  ARTICLE VI

                      LIMITATION OF TRANSACTIONS; RANKING

      Section 6.1       Limitation of Transactions.........................   14
      Section 6.2       Ranking............................................   14

                                  ARTICLE VII

                                  TERMINATION

      Section 7.1       Termination........................................   14

                                 ARTICLE VIII

                         COMPENSATION AND EXPENSES OF
                               GUARANTEE TRUSTEE

                                  ARTICLE IX

                                INDEMNIFICATION

      Section 9.1       Exculpation........................................   15
      Section 9.2       Indemnification....................................   16

                                   ARTICLE X

                                 MISCELLANEOUS

      Section 10.1      Successors and Assigns.............................   16
      Section 10.2      Amendments.........................................   16
      Section 10.3      Notices............................................   17
      Section 10.4      Benefit............................................   17
      Section 10.5      Governing Law......................................   17

                 FORM OF CAPITAL SECURITIES GUARANTEE AGREEMENT


      This FORM OF CAPITAL SECURITIES GUARANTEE AGREEMENT (the "Capital Securities Guarantee"), dated as of _____ __, ____, is executed and delivered by K N Energy, Inc., a Kansas corporation (the "Guarantor"), and Wilmington Trust Company, as trustee (the "Guarantee Trustee"), for the benefit of the Holders (as defined herein) from time to time of the Capital Securities (as defined herein) of K N Capital Trust II, a Delaware statutory business trust (the "Issuer").

      WHEREAS, pursuant to an Amended and Restated Declaration of Trust (the "Declaration"), dated as of the date hereof, among the trustees and administrators of the Issuer named therein, the Guarantor, as sponsor, and the holders from time to time of undivided beneficial interests in the assets of the Issuer, the Issuer is issuing on the date hereof _______ capital securities, having an aggregate liquidation amount of $___________, designated the ____% Capital Securities (the "Capital Securities");

      WHEREAS, the Capital Securities are being issued by the Issuer and the proceeds thereof, together with the proceeds from the issuance of the Issuer's Common Securities (as defined in the Declaration), will be used to purchase the Debentures (as defined in the Declaration) of the Guarantor, which will be deposited with Wilmington Trust Company, as Institutional Trustee under the Declaration, as trust assets;

      WHEREAS, as an incentive for the Holders to purchase the Capital Securities, the Guarantor desires irrevocably and unconditionally to agree, to the extent set forth in this Capital Securities Guarantee, to pay to the Holders of the Capital Securities the Guarantee Payments (as defined herein) and to make certain other payments on the terms and conditions set forth herein; and

      WHEREAS, as of the date hereof, the Guarantor is also executing and delivering a guarantee agreement (the "Common Securities Guarantee") with substantially identical terms to this Capital Securities Guarantee for the benefit of the holders of the Common Securities, except that if an Event of Default (as defined in the Declaration) has occurred and is continuing, the rights of holders of the Common Securities to receive guarantee payments under the Common Securities Guarantee are subordinated, to the extent and in the manner set forth in the Common Securities Guarantee, to the rights of the Holders of Capital Securities to receive Guarantee Payments under this Capital Securities Guarantee.

      NOW, THEREFORE, in consideration of the purchase by each Holder of Capital Securities, which purchase the Guarantor hereby agrees shall benefit the Guarantor, the

Guarantor executes and delivers this Capital Securities Guarantee for the benefit of the Holders.

                                    ARTICLE I

                         DEFINITIONS AND INTERPRETATION

      Section 1.1  Definitions and Interpretation.

            In this Capital Securities Guarantee, unless the context otherwise requires:

            (a) capitalized terms used in this Capital Securities Guarantee but not defined in the preamble above have the respective meanings assigned to them in this Section 1.1;

            (b) terms defined in the Declaration as at the date of execution of this Capital Securities Guarantee have the same meaning when used in this Capital Securities Guarantee unless otherwise defined in this Capital Securities Guarantee;

            (c) a term defined anywhere in this Capital Securities Guarantee has the same meaning throughout;

            (d) all references to "the Capital Securities Guarantee" or "this Capital Securities Guarantee" are to this Capital Securities Guarantee as modified, supplemented or amended from time to time;

            (e) all references in this Capital Securities Guarantee to Articles and Sections are to Articles and Sections of this Capital Securities Guarantee, unless otherwise specified;

            (f) a term defined in the Trust Indenture Act has the same meaning when used in this Capital Securities Guarantee, unless otherwise defined in this Capital Securities Guarantee or unless the context otherwise requires; and

            (g) a reference to the singular includes the plural and vice versa.

      "Capital Securities" has the meaning set forth in the recitals.

      "Capital Securities Guarantee" has the meaning set forth in the recitals.

      "Common Securities Guarantee" has the meaning set forth in the recitals.

      "Corporate Trust Office" means the office of the Guarantee Trustee at which the corporate trust business of the Guarantee Trustee shall, at any particular time, be principally administered, which office at the date of execution of this Agreement is located at Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890.

      "Covered Person" means any Holder or beneficial owner of Capital
Securities.

      "Debentures" has the meaning set forth in the recitals.

      "Declaration" has the meaning set forth in the recitals.

      "Guarantee Event of Default" means a default by the Guarantor on any of its payment or other obligations under this Capital Securities Guarantee; provided that, except with respect to a default in payment of any Guarantee Payments, the Guarantor shall have received notice of default and shall not have cured such default within 90 days after receipt of such notice.

      "Guarantee Payments" means the following payments or distributions, without duplication, with respect to the Capital Securities, to the extent not paid or made by the Issuer: (i) any accumulated and unpaid Distributions (as defined in the Declaration) that are required to be paid on such Capital Securities to the extent the Issuer shall have funds available therefor, (ii) the redemption price (the "Redemption Price"), plus all accumulated and unpaid Distributions to the date of redemption with respect to any Capital Securities called for redemption by the Issuer, to the extent the Issuer has funds available therefor, and (iii) upon a voluntary or involuntary liquidation, dissolution, winding-up or termination of the Issuer (other than in connection with a distribution of the Debentures to the Holders or the redemption of all the Capital Securities), the lesser of (a) the aggregate of the liquidation amount and all accumulated and unpaid Distributions on the Capital Securities to the date of payment, to the extent the Issuer shall have funds available therefor, and (b) the amount of assets of the Issuer remaining available for distribution to Holders in liquidation of the Issuer (in either case, the "Liquidation Distribution").

      "Guarantee Trustee" means Wilmington Trust Company, until a Successor Guarantee Trustee has been appointed and has accepted such appointment pursuant to the terms of this Capital Securities Guarantee and thereafter means each such Successor Guarantee Trustee.

      "Guarantor" has the meaning set forth in the recitals.

      "Holder" means any holder, as registered on the books and records of the Issuer, of any Capital Securities; provided, that, in determining whether the holders of the requisite percentage of Capital Securities have given any request, notice, consent or waiver hereunder, "Holder" shall not include the Guarantor or any Affiliate of the Guarantor.

      "Indemnified Person" means the Guarantee Trustee, any Affiliate of the Guarantee Trustee, or any officers, directors, shareholders, members, partners, employees, representatives, nominees, custodians or agents of the Guarantee Trustee.

      "Indenture" means the Indenture dated as of the date hereof between the Guarantor and Wilmington Trust Company, as trustee, as supplemented by the First Supplemental Indenture dated as of the date hereof among the Guarantor and Wilmington Trust Company, as trustee.

      "Issuer" has the meaning set forth in the recitals.

      "List of Holders" has the meaning set forth in Section 2.2.

      "Liquidation Distribution" has the meaning set forth in the definition of Guarantee Payments.

      "Majority in Liquidation Amount" of the Capital Securities means, except as provided in the terms of the Capital Securities, or except as provided by the Trust Indenture Act, a vote by Holder(s), voting separately as a class, of more than 50% of the liquidation amount (including the stated amount that would be paid on redemption, liquidation or otherwise, plus accumulated and unpaid Distributions to the date upon which the voting percentages are determined) of all Capital Securities.

      "Redemption Price" has the meaning set forth in the definition of Guarantee Payment.

      "Responsible Officer" means, with respect to the Guarantee Trustee, any officer within the Corporate Trust Office of the Guarantee Trustee, including any vice president, any assistant vice president, any assistant secretary, the treasurer, any assistant treasurer or other officer of the Corporate Trust Office of the Guarantee Trustee customarily performing functions similar to those performed by any of the above designated officers, and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of that officer's knowledge of and familiarity with the particular subject.

      "Securities Guarantees" means this Capital Securities Guarantee and the Common Securities Guarantee, collectively.

      "Successor Guarantee Trustee" means a successor Guarantee Trustee possessing the qualifications to act as Guarantee Trustee under Section 4.1.

      "Trust Indenture Act" means the Trust Indenture Act of 1939, as amended from time to time, or any successor legislation.

      "Trust Securities" means the Common Securities and the Capital Securities.

                                   ARTICLE II

                               TRUST INDENTURE ACT

      Section 2.1 Trust Indenture Act; Application. (a) This Capital Securities Guarantee is subject to the provisions of the Trust Indenture Act that are required to be part of this Capital Securities Guarantee and shall, to the extent applicable, be governed by such provisions.

      (b) If and to the extent that any provision of this Capital Securities Guarantee limits, qualifies or conflicts with the duties imposed by Sections 310 to 317, inclusive, of the Trust Indenture Act, such imposed duties shall control.

      Section 2.2 List of Holders. (a) The Guarantor and the Administrators on behalf of the Issuer shall provide the Guarantee Trustee (i) within 1 Business Day after each record date for payment of Distributions, a list, in such form as the Guarantee Trustee may reasonably require, of the names and addresses of the Holders of the Capital Securities (the "List of Holders") as of such record date; provided, that neither the Guarantor nor the Administrators on behalf of the Issuer shall be obligated to provide such List of Holders at any time the List of Holders does not differ from the most recent List of Holders given to the Guarantee Trustee by the Guarantor and the Administrators on behalf of the Issuer, and (ii) at any other time, within 30 days of receipt by the Guarantor of a written request for a List of Holders, a List of Holders as of a date no more than 14 days before such List of Holders is given to the Guarantee Trustee. The Guarantee Trustee shall preserve, in as current a form as is reasonably practicable, all information contained in Lists of Holders given to it; provided, that the Guarantee Trustee may destroy any List of Holders previously given to it on receipt of a new List of Holders.

      (b) The Guarantee Trustee shall comply with its obligations under Sections 311(a), 311(b) and Section 312(b) of the Trust Indenture Act.

      Section 2.3 Reports by the Guarantee Trustee. Within 90 days after ___________ of each year, commencing _________________, the Guarantee Trustee shall provide to the Holders such reports as are required by Section 313 of the Trust Indenture Act if any, in the form and in the manner provided by Section 313 of the Trust Indenture Act. The Guarantee Trustee shall also comply with the requirements of Section 313(d) of the Trust Indenture Act.

      Section 2.4 Periodic Reports to Guarantee Trustee. The Guarantor shall provide to the Guarantee Trustee such documents, reports and information as are required by Section 314 (if any) and the compliance certificate required by
Section 314 of the Trust Indenture Act in the form, in the manner and at the times required by Section 314 of the Trust Indenture Act.

      Delivery of such reports, information and documents to the Guarantee Trustee is for informational purposes only and the Guarantee Trustee's receipt of such shall not constitute constructive notice of any information contained therein, including the Guarantor's compliance with any of its covenants hereunder (as to which the Guarantee Trustee is entitled to rely exclusively on Officers' Certificates).

      Section 2.5 Evidence of Compliance with Conditions Precedent. The Guarantor shall provide to the Guarantee Trustee such evidence of compliance with the conditions precedent, if any, provided for in this Capital Securities Guarantee that relate to any of the matters set forth in Section 314(c) of the Trust Indenture Act. Any certificate or opinion required to be given by an officer pursuant to Section 314(c)(1) may be given in the form of an Officers' Certificate.

      Section 2.6 Events of Default; Waiver. The Holders of a Majority in Liquidation Amount of Capital Securities may, by vote, on behalf of the Holders of all of the Capital Securities, waive any past Guarantee Event of Default and its consequences. Upon such waiver, any such Guarantee Event of Default shall cease to exist, and any Guarantee Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this

Capital Securities Guarantee, but no such waiver shall extend to any subsequent or other default or Guarantee Event of Default or impair any right consequent thereon.

      Section 2.7 Event of Default; Notice. (a) The Guarantee Trustee shall, within 30 days after the occurrence of a Guarantee Event of Default, transmit by mail, first class postage prepaid, to the Holders, notices of all Guarantee Events of Default with respect to this Capital Securities Guarantee actually known to a Responsible Officer of the Guarantee Trustee, unless such Guarantee Events of Default have been cured before the giving of such notice; provided, that, the Guarantee Trustee shall be protected in withholding such notice if and so long as a Responsible Officer of the Guarantee Trustee in good faith determines that the withholding of such notice is in the interests of the Holders.

      (b) The Guarantee Trustee shall not be deemed to have knowledge of any Guarantee Event of Default unless the Guarantee Trustee shall have received written notice thereof, or a Responsible Officer of the Guarantee Trustee charged with the administration of the Capital Securities Guarantee shall have obtained actual knowledge thereof.

      Section 2.8 Conflicting Interests. The Declaration shall be deemed to be specifically described in this Capital Securities Guarantee for the purposes of clause (i) of the first proviso contained in Section 310(b) of the Trust Indenture Act and such Section 310(b) applied to the Capital Securities Guarantee.

                                   ARTICLE III

                 POWERS, DUTIES AND RIGHTS OF GUARANTEE TRUSTEE

      Section 3.1 Powers and Duties of the Guarantee Trustee. (a) This Capital Securities Guarantee shall be held by the Guarantee Trustee for the benefit of the Holders and the Guarantee Trustee shall not transfer this Capital Securities Guarantee to any Person except a Holder exercising his or her rights pursuant to
Section 5.5(b) or to a Successor Guarantee Trustee on acceptance by such Successor Guarantee Trustee of its appointment to act as Successor Guarantee Trustee. The right, title and interest of the Guarantee Trustee shall automatically vest in any Successor Guarantee Trustee, and such vesting and succession of title shall be effective whether or not conveyancing documents have been executed and delivered pursuant to the appointment of such Successor Guarantee Trustee.

      (b) If a Guarantee Event of Default actually known to a Responsible Officer of the Guarantee Trustee has occurred and is continuing, the Guarantee Trustee shall enforce this Capital Securities Guarantee for the benefit of the Holders.

      (c) The Guarantee Trustee, before the occurrence of any Guarantee Event of Default and after the curing of all Guarantee Events of Default that may have occurred, shall undertake to perform only such duties as are specifically set forth in this Capital Securities Guarantee, and no implied covenants shall be read into this Capital Securities Guarantee against the Guarantee Trustee. In case a Guarantee Event of Default has occurred (that has not been cured or waived pursuant to Section 2.6) and is actually known to a Responsible Officer of the Guarantee Trustee, the Guarantee Trustee shall exercise such of the rights and powers vested in it by this Capital Securities Guarantee, and shall use the same degree of care and skill in its exercise thereof, as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

      (d) No provision of this Capital Securities Guarantee shall be construed to relieve the Guarantee Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

            (i) prior to the occurrence of any Guarantee Event of Default and after the curing or waiving of all such Guarantee Events of Default that may have occurred:

                  (A) the duties and obligations of the Guarantee Trustee shall be determined solely by the express provisions of this Capital Securities Guarantee, and the Guarantee Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Capital Securities Guarantee, and no implied covenants or obligations shall be read into this Capital Securities Guarantee against the Guarantee Trustee; and

                  (B) in the absence of bad faith on the part of the Guarantee
            Trustee, the Guarantee Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Guarantee Trustee and conforming to the requirements of this Capital Securities Guarantee; but in the case of any such certificates or opinions that by any provision hereof are specifically required to be furnished to the Guarantee Trustee, the Guarantee Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Capital Securities Guarantee;

            (ii) the Guarantee Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer of the Guarantee Trustee, unless it shall be proved that the Guarantee Trustee was negligent in ascertaining the pertinent facts upon which such judgment was made;

            (iii) the Guarantee Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of not less than a Majority in Liquidation Amount of the Capital Securities relating to the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee, or exercising any trust or power conferred upon the Guarantee Trustee under this Capital Securities Guarantee; and

            (iv) no provision of this Capital Securities Guarantee shall require the Guarantee Trustee to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties or in the exercise of any of its rights or powers, if the Guarantee Trustee shall have reasonable grounds for believing that the repayment of such funds or liability is not reasonably assured to it under the terms of this Capital Securities Guarantee or indemnity, reasonably satisfactory to the Guarantee Trustee, against such risk or liability is not reasonably assured to it.

      Section 3.2 Certain Rights of Guarantee Trustee. (a) Subject to the provisions of Section 3.1:

            (i) The Guarantee Trustee may conclusively rely, and shall be fully protected in acting or refraining from acting upon, any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed, sent or presented by the proper party or parties.

            (ii) Any direction or act of the Guarantor contemplated by this Capital Securities Guarantee shall be sufficiently evidenced by an Officers' Certificate.

            (iii) Whenever, in the administration of this Capital Securities Guarantee, the Guarantee Trustee shall deem it desirable that a matter be proved or established before taking, suffering or omitting any action hereunder, the Guarantee Trustee (unless other evidence is herein specifically prescribed) may, in the absence of bad faith on its part, request and conclusively rely upon an Officers' Certificate that, upon receipt of such request, shall be promptly delivered by the Guarantor.

            (iv) The Guarantee Trustee shall have no duty to see to any recording, filing or registration of any instrument (or any rerecording, refiling or re-registration thereof).

            (v) The Guarantee Trustee may consult with counsel of its selection, and the advice or opinion of such counsel with respect to legal matters shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with such advice or opinion. Such counsel may be counsel to the Guarantor or any of its Affiliates and may include any of its employees. The Guarantee Trustee shall have the right at any time to seek instructions concerning the administration of this Capital Securities Guarantee from any court of competent jurisdiction.

            (vi) The Guarantee Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Capital Securities Guarantee at the request or direction of any Holder, unless such Holder shall have provided to the Guarantee Trustee such security and indemnity, reasonably satisfactory to the Guarantee Trustee, against the costs, expenses (including attorneys' fees and expenses and the expenses of the Guarantee Trustee's agents, nominees or custodians) and liabilities that might be incurred by it in complying with such request or direction, including such reasonable advances as may be requested by the Guarantee Trustee; provided, that nothing contained in this Section 3.2(a)(vi) shall be taken to relieve the Guarantee Trustee, upon the occurrence of a Guarantee Event of Default, of its obligation to exercise the rights and powers vested in it by this Capital Securities Guarantee.

            (vii) The Guarantee Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Guarantee Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit.

            (viii) The Guarantee Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents, nominees, custodians or attorneys, and the Guarantee Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder.

            (ix) Any action taken by the Guarantee Trustee or its agents hereunder shall bind the Holders and the signature of the Guarantee Trustee or its agents alone shall be sufficient and effective to perform any such action. No third party shall be required to inquire as to the authority of the Guarantee Trustee to so act or as to its compliance with any of the terms and provisions of this Capital Securities Guarantee, both of which shall be conclusively evidenced by the Guarantee Trustee's or its agent's taking such action.

            (x) Whenever in the administration of this Capital Securities Guarantee the Guarantee Trustee shall deem it desirable to receive instructions with respect to enforcing any remedy or right or taking any other action hereunder, the Guarantee Trustee (i) may request instructions from the Holders of a Majority in Liquidation Amount of the Capital Securities, (ii) may refrain from enforcing such remedy or right or taking such other action until such instructions are received, and (iii) shall be protected in conclusively relying on or acting in accordance with such instructions.

            (xi) The Guarantee Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys, and the Guarantee Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder.

            (xii) The Guarantee Trustee shall not be liable for any action taken, suffered, or omitted to be taken by it in good faith and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Capital Securities Guarantee.

      (b) No provision of this Capital Securities Guarantee shall be deemed to impose any duty or obligation on the Guarantee Trustee to perform any act or acts or exercise any right, power, duty or obligation conferred or imposed on it in any jurisdiction in which it shall be illegal, or in which the Guarantee Trustee shall be unqualified or incompetent in accordance with applicable law, to perform any such act or acts or to exercise any such right, power, duty or obligation. No permissive power or authority available to the Guarantee Trustee shall be construed to be a duty.

      Section 3.3 Not Responsible for Recitals or Issuance of Capital Securities Guarantee. The recitals contained in this Capital Securities Guarantee shall be taken as the statements of the Guarantor, and the Guarantee Trustee does not assume any responsibility for their correctness. The Guarantee Trustee makes no representation as to the validity or sufficiency of this Capital Securities Guarantee.


                                   ARTICLE IV

                                GUARANTEE TRUSTEE

      Section 4.1 Capital Guarantee: Eligibility. (a) There shall at all times be a Guarantee Trustee, which shall:

            (i)   not be an Affiliate of the Guarantor; and

            (ii) be a corporation organized and doing business under the laws of the United States of America or any State or Territory thereof or of the District of Columbia, or a corporation permitted by the Securities and Exchange Commission to act as an institutional trustee under the Trust Indenture Act, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least 50 million U.S. dollars ($50,000,000), and subject to supervision or examination by federal, state, territorial or District of Columbia authority. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of the supervising or examining authority referred to above, then, for the purposes of this Section 4.1(a)(ii), the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.

      (b) If at any time the Guarantee Trustee shall cease to be eligible to so act under Section 4.1(a), the Guarantee Trustee shall immediately resign in the manner and with the effect set out in Section 4.2(c).

      (c) If the Guarantee Trustee has or shall acquire any "conflicting interest" within the meaning of Section 310(b) of the Trust Indenture Act, the Guarantee Trustee and Guarantor shall in all respects comply with the provisions of Section 310(b) of the Trust Indenture Act.

      Section 4.2 Appointment, Removal and Resignation of Guarantee Trustee. (a) Subject to Section 4.2(b), the Guarantee Trustee may be appointed or removed without cause at any time by the Guarantor.

      (b) The Guarantee Trustee shall not be removed in accordance with Section 4.2(a) until a Successor Guarantee Trustee has been appointed and has accepted such appointment by written instrument executed by such Successor Guarantee Trustee and delivered to the Guarantor.

      (c) The Guarantee Trustee appointed to office shall hold office until a Successor Guarantee Trustee shall have been appointed or until its removal or resignation. The Guarantee Trustee may resign from office (without need for prior or subsequent accounting) by an instrument in writing executed by the Guarantee Trustee and delivered to the Guarantor, which resignation shall not take effect until a Successor Guarantee Trustee has been appointed and has accepted such appointment by instrument in writing executed by such Successor Guarantee Trustee and delivered to the Guarantor and the resigning Guarantee Trustee.

      (d) If no Successor Guarantee Trustee shall have been appointed and accepted appointment as provided in this Section 4.2 within 60 days after delivery of an instrument of resignation or removal, the Guarantee Trustee resigning or being removed may petition any court of competent jurisdiction for appointment of a Successor Guarantee Trustee. Such court may thereupon, after prescribing such notice, if any, as it may deem proper, appoint a Successor Guarantee Trustee.

      (e) No Guarantee Trustee shall be liable for the acts or omissions to act of any Successor Guarantee Trustee.

      (f) Upon termination of this Capital Securities Guarantee or removal or resignation of the Guarantee Trustee pursuant to this Section 4.2, the Guarantor shall pay to the Guarantee Trustee all amounts accrued to the date of such termination, removal or resignation.

                                    ARTICLE V

                         DEFINITIONS AND INTERPRETATION

      Section 5.1 Guarantee. The Guarantor irrevocably and unconditionally agrees to pay in full to the Holders the Guarantee Payments (without duplication of amounts theretofore paid by the Issuer), as and when due, regardless of any defense, right of set-off or counterclaim that the Issuer may have or assert. The Guarantor's obligation to make a Guarantee Payment may be satisfied by direct payment of the required amounts by the Guarantor to the Holders or by causing the Issuer to pay such amounts to the Holders.

      Section 5.2 Subordination. If an Event of Default has occurred and is continuing, the rights of Holders of the Common Securities to receive guarantee payments under the Common Securities Guarantee are subordinated to the rights of the Holders of the Capital Securities to receive Guarantee Payments under this Capital Securities Guarantee.

      Section 5.3 Waiver of Notice and Demand. The Guarantor hereby waives notice of acceptance of this Capital Securities Guarantee and of any liability to which it applies or may apply, presentment, demand for payment, any right to require a proceeding first against the Issuer or any other Person before proceeding against the Guarantor, protest, notice of nonpayment, notice of dishonor, notice of redemption and all other notices and demands.

      Section 5.4 Obligations Not Affected. The obligations, covenants, agreements and duties of the Guarantor under this Capital Securities Guarantee shall in no way be affected or impaired by reason of the happening from time to time of any of the following:

      (a) the release or waiver, by operation of law or otherwise, of the performance or observance by the Issuer of any express or implied agreement, covenant, term or condition relating to the Capital Securities to be performed or observed by the Issuer;

      (b) the extension of time for the payment by the Issuer of all or any portion of the Distributions, Redemption Price, Liquidation Distribution or any other sums payable under the terms of the Capital Securities or the extension of time for the performance of any other obligation under, arising out of, or in connection with, the Capital Securities (other than an extension of time for payment of Distributions, the Redemption Price, Liquidation Distribution or other sum payable that results from the extension of any interest payment period on the Debentures permitted by the Indenture);

      (c) any failure, omission, delay or lack of diligence on the part of the Holders to enforce, assert or exercise any right, privilege, power or remedy conferred on the Holders pursuant to the terms of the Capital Securities, or any action on the part of the Issuer granting indulgence or extension of any kind;

      (d) the voluntary or involuntary liquidation, dissolution, sale of any collateral, receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, arrangement, composition or readjustment of debt of, or other similar proceedings affecting, the Issuer or any of the assets of the Issuer;

      (e) any invalidity of, or defect or deficiency in, the Capital Securities;

      (f) the settlement or compromise of any obligation guaranteed hereby or hereby incurred; or

      (g) any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of a guarantor, it being the intent of this Section 5.4 that the obligations of the Guarantor hereunder shall be absolute and unconditional under any and all circumstances.

      There shall be no obligation of the Holders to give notice to, or obtain consent of, the Guarantor with respect to the happening of any of the foregoing.

      Section 5.5 Rights of Holders. (a) The Holders of a Majority in Liquidation Amount of the Capital Securities have the right to direct the time, method and place of conducting of any proceeding for any remedy available to the Guarantee Trustee in respect of this Capital Securities Guarantee or exercising any trust or power conferred upon the Guarantee Trustee under this Capital Securities Guarantee.

      (b) If the Guarantee Trustee fails to enforce such Capital Securities Guarantee, any Holder of Capital Securities may institute a legal proceeding directly against the Guarantor to enforce the Guarantee Trustee's rights under this Capital Securities Guarantee, without first instituting a legal proceeding against the Issuer, the Guarantee Trustee or any other person or entity.

The Guarantor waives any right or remedy to require that any action be brought first against the Issuer or any other person or entity before proceeding directly against the Guarantor.

      Section 5.6 Guarantee of Payment. This Capital Securities Guarantee creates a guarantee of payment and not of collection.

      Section 5.7 Subrogation. The Guarantor shall be subrogated to all (if any) rights of the Holders of Capital Securities against the Issuer in respect of any amounts paid to such Holders by the Guarantor under this Capital Securities Guarantee; provided, that the Guarantor shall not (except to the extent required by mandatory provisions of law) be entitled to enforce or exercise any right that it may acquire by way of subrogation or any indemnity, reimbursement or other agreement, in all cases as a result of payment under this Capital Securities Guarantee, if, at the time of any such payment, any amounts are due and unpaid under this Capital Securities Guarantee. If any amount shall be paid to the Guarantor in violation of the preceding sentence, the Guarantor agrees to hold such amount in trust for the Holders and to pay over such amount to the Holders.

      Section 5.8 Independent Obligations. The Guarantor acknowledges that its obligations hereunder are independent of the obligations of the Issuer with respect to the Capital Securities, and that the Guarantor shall be liable as principal and as debtor hereunder to make Guarantee Payments pursuant to the terms of this Capital Securities Guarantee notwithstanding the occurrence of any event referred to in subsections (a) through (g), inclusive, of Section 5.4.

                                   ARTICLE VI

                       LIMITATION OF TRANSACTIONS; RANKING

      Section 6.1 Limitation of Transactions. So long as any Capital Securities remain outstanding, if (i) the Guarantor has exercised its option to defer interest payments on the Debentures by extending the interest payment period and such extension shall be continuing, (ii) the Guarantor shall be in default with respect to its Guarantee Payments or other obligations under this Capital Securities Guarantee or (iii) there shall have occurred and be continuing any event that, with the giving of notice, would constitute an Event of Default then the Guarantor (a) shall not declare or pay any dividend on, make distributions with respect to, or redeem, purchase or acquire, or make a liquidation payment with respect to, any of its capital stock (other than (i) purchases or acquisitions of shares of its common stock in connection with the satisfaction by the Guarantor or any of its subsidiaries of their respective obligations under any benefit plans for directors, officers, agents or employees or the Guarantor's dividend reinvestment or director, officer, agent or employee stock purchase plans, (ii) as a result of a reclassification of its capital stock or the exchange or conversion of one class or series of its capital stock for another class or series of its capital stock, (iii) the purchase of fractional interests in shares of its capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged for capital stock, (iv) dividends or distributions in shares of, or options, warrants or rights to subscribe for or purchase shares of its capital stock of the Guarantor or (v) any declaration of a dividend in connection with the implementation or extension of a stockholders' rights plan, or the issuance of stock under any such plan (including any plan existing on the date hereof) in the future or the redemption or repurchase or any such rights pursuant thereto), (b) shall not make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities issued by the Guarantor which rank pari passu with or junior to the Debentures and (c) shall not make any guarantee payments with respect to any guarantee by the Guarantor of any securities of any subsidiary of the Guarantor if such guarantee ranks pari passu with or junior in right of payment to the Debentures.

      Section 6.2 Ranking. This Capital Securities Guarantee will constitute an unsecured obligation of the Guarantor and will rank pari passu in right of payment to all other senior unsecured obligations of the Guarantor.


                                   ARTICLE VII

                                   TERMINATION

      Section 7.1 Termination. This Capital Securities Guarantee shall terminate as to each Holder upon (i) full payment of the Redemption Price and accumulated and unpaid Distributions with respect to all Capital Securities or (ii) upon the distribution of the Debentures held by the Issuer to the Holders of the Capital Securities or (iii) upon dissolution of the Issuer and will terminate completely upon full payment of the amounts payable in accordance with the Declaration. Notwithstanding the foregoing, this Capital Securities Guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any Holder must restore payment of any sums paid under the Capital Securities or under this Capital Securities Guarantee.

                                  ARTICLE VIII

                          COMPENSATION AND EXPENSES OF
                                GUARANTEE TRUSTEE

            The Guarantor covenants and agrees to pay to the Guarantee Trustee from time to time, and the Guarantee Trustee shall be entitled to, such compensation as shall be agreed to in writing between the Guarantor and the Guarantee Trustee (which agreement shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust), and the Guarantor will pay or reimburse the Guarantee Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Guarantee Trustee in accordance with any of the provisions of this Capital Securities Guarantee (including reasonable compensations and the expenses and disbursements of its counsel and of all persons not regularly in its employ) except any such expense, disbursement or advance as may arise from its negligence or bad faith. The Guarantor also covenants to indemnify the Guarantee Trustee (and its officers, agents, directors and employees) for, and to hold it harmless against, any and all loss, damage, claim, liability or expense including taxes (other than taxes based on the income of the Guarantee Trustee) incurred without negligence or bad faith on the part of the Guarantee Trustee and arising out of or in connection with the acceptance or administration of this Capital Securities Guarantee, including the costs and expenses of defending itself against any claim of liability in the premises. The obligations of the Guarantor under this Article VIII to compensate and indemnify the Guarantee Trustee and to pay or reimburse the Guarantee Trustee for expenses, disbursements and advances shall be secured by a lien prior to that of the Capital Securities upon all property and funds held or collected by the Guarantee Trustee, except funds held in trust for the benefit of the holders of the Capital Securities.

            The provisions of this Article shall survive the termination of this Capital Securities Guarantee or the earlier resignation or removal of the Guarantee Trustee.

                                   ARTICLE IX

                                 INDEMNIFICATION

      Section 9.1 Exculpation. (a) No Indemnified Person shall be liable, responsible or accountable in damages or otherwise to the Guarantor or any Covered Person for any loss, damage, liability, expense or claim incurred by reason of any act or omission performed or omitted by such Indemnified Person in good faith in accordance with this Capital Securities Guarantee and in a manner that such Indemnified Person reasonably believed to be within the scope of the authority conferred on such Indemnified Person by this Capital Securities Guarantee or by law, except that an Indemnified Person shall be liable for any such loss, damage or claim incurred by reason of such Indemnified Person's negligence or willful misconduct with respect to such acts or omissions.

      (b) An Indemnified Person shall be fully protected in relying in good faith upon the records of the Guarantor and upon such information, opinions, reports or statements presented to the Guarantor by any Person as to matters the Indemnified Person reasonably believes are within such other Person's professional or expert competence and who has been selected with reasonable care by or on behalf of the Guarantor, including information, opinions, reports or statements as to the value and amount of the assets, liabilities, profits, losses, or any other facts pertinent to the existence and amount of assets from which Distributions to Holders might properly be paid.

      Section 9.2 Indemnification. The Guarantor agrees to indemnify each Indemnified Person for, and to hold each Indemnified Person harmless against, any loss, liability or expense incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of the trust or trusts hereunder, including the costs and expenses (including reasonable legal fees and expenses) of defending itself against, or investigating, any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder. The obligation to indemnify as set forth in this Section 8.2 shall survive the termination of this Capital Securities Guarantee.

      When the Guarantee Trustee incurs expenses or renders services in connection with an Event of Default specified in Section 4.1(d) or Section 4.1(e) of the Indenture, the expenses (including the reasonable charges and expenses of its counsel) and the compensation for services are intended to constitute expenses of administration under any applicable federal or state bankruptcy, insolvency or other similar law.

                                    ARTICLE X

                                  MISCELLANEOUS

      Section 10.1 Successors and Assigns. All guarantees and agreements contained in this Capital Securities Guarantee shall bind the successors, assigns, receivers, trustees and representatives of the Guarantor and shall inure to the benefit of the Holders of the Capital Securities then outstanding. Except in connection with any permitted merger or consolidation of the Guarantor with or into another entity or any permitted sale, transfer or lease of the Guarantor's assets to another entity (as described in Article 7 of the Indenture), the Guarantor may not assign its rights or delegate its obligations under the Guarantee without the prior approval of the Holders of at least a Majority in Liquidation Amount of the Capital Securities then outstanding.

      Section 10.2 Amendments. Except with respect to any changes that do not materially adversely affect the rights of Holders (in which case no consent of Holders will be required), this Capital Securities Guarantee may only be amended with the prior approval of the Holders of at least a Majority in Liquidation Amount of all the outstanding Capital Securities. The provisions of Section
12.02 of the Declaration with respect to meetings of Holders apply to the giving of such approval.

      Section 10.3 Notices. All notices provided for in this Capital Securities Guarantee shall be in writing, duly signed by the party giving such notice, and shall be delivered, telecopied or mailed by first class mail, as follows:

      (a) if given to the Guarantee Trustee, at the Guarantee Trustee's mailing address set forth below (or such other address as the Guarantee Trustee may give notice of to the Holders of the Capital Securities):

                  Wilmington Trust Company
                  Rodney Square North
                  1100 North Market Street
                  Wilmington, Delaware 19890
                  Attention:  Corporate Trust Administration
                  Telecopy:  (302) 651-8882

      (b) if given to the Guarantor, at the Guarantor's mailing address set forth below (or such other address as the Guarantor may give notice of to the Holders of the Capital Securities):

                  K N Energy, Inc.
                  370 Van Gordon Street
                  Lakewood, Colorado 80228
                  Attention:  Chief Financial Officer
                  Telecopy:  (303) 763-3517

      (c) if given to any Holder of Capital Securities, at the address set forth on the books and records of the Issuer.

      All such notices shall be deemed to have been given when received in person, telecopied with receipt confirmed, or mailed by first class mail, postage prepaid except that if a notice or other document is refused delivery or cannot be delivered because of a changed address of which no notice was given, such notice or other document shall be deemed to have been delivered on the date of such refusal or inability to deliver.

      Section 10.4 Benefit. This Capital Securities Guarantee is solely for the benefit of the Holders of the Capital Securities and, subject to Section 3.1(a), is not separately transferable from the Capital Securities.

      Section 10.5 Governing Law. THIS CAPITAL SECURITIES GUARANTEE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES THEREOF.

      THIS CAPITAL SECURITIES GUARANTEE AGREEMENT is executed as of the day and year first above written.


                              K N ENERGY, INC.,
                                  as Guarantor


                              By:____________________________________
                                  Name:
                                  Title:


                              WILMINGTON TRUST COMPANY, not in its
                                  individual capacity but solely as
                                  Guarantee Trustee

                              By:____________________________________
                                  Name:
                                  Title: